UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2022

Macondray Capital Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40572	98-1593063
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2995 Woodside Road, Suite 250 Woodside, California	94062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 995-7205

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-third of one redeemable warrant	DRAYU	The Nasdaq Stock Market LLC
Class A ordinary share, par value $0.0001 per share	DRAY	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, par value $0.0001 per share, at an exercise price of $11.50 per share	DRAYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01 Other Events.

On January 6, 2023, Macondray Capital Acquisition Corp. I (the “Company”) issued a press release announcing that because the Company will not consummate an initial business combination within the time period required by its Second Amended and Restated Memorandum and Articles of Association (the “Amended Articles”), the Company intends to dissolve and liquidate in accordance with the provisions of the Amended Articles and will redeem all of the outstanding Class A ordinary shares that were included in the units issued in its initial public offering (the “Public Shares”), at an anticipated per-share redemption price of approximately $10.00.

As of the close of business on January 6, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount.

In order to provide for the disbursement of funds from the trust account, the Company will instruct the trustee of the trust account to take all necessary actions to liquidate the securities held in the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after January 6, 2023.

The Company’s sponsor, officers and directors have agreed to waive their redemption rights with respect to their outstanding Class B ordinary shares issued prior to the Company’s initial public offering. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that The Nasdaq Stock Market LLC will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended. The Company anticipates that the Public Shares will cease trading as of the close of business on January 6, 2023.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 27, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACONDRAY CAPITAL ACQUISITION CORP. I

By:	/s/ R. Grady Burnett
Name: R. Grady Burnett
Title: Co-Chief Executive Officer

Dated: December 27, 2022